                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549

                                  F O R M  8-A

                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                          CIT Equipment Collateral 2002-VT1
             (Exact name of registrant as specified in its charter)


                Delaware                                    N/A
          (State of incorporation)                     (I.R.S. Employer
                                                     Identification Number)

       c/o The Bank of New York
       101 Barclay Street, Floor 12 East
       New York, New York                                   10286
      (Address of principal                               (Zip Code)
        executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:


 Title of each class                      Name of each exchange on
 to be so registered               which each class is to be registered

      None                                       N/A

          If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

          If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box [ ].

Securities to be registered pursuant to Section 12(g) of the Act:

                  $288,500,000 Class A-1 Receivable-Backed Notes $277,000,000 Class A-2 Receivable-Backed Notes $319,000,000 Class A-3 Receivable-Backed Notes $106,550,000 Class A-4 Receivable-Backed Notes $ 29,350,000 Class B Receivable-Backed Notes
                  $ 16,000,000 Class C Receivable-Backed Notes
                  $ 32,096,994 Class D Receivable-Backed Notes
                               (Title of class)



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Item 1. Description of Registrant's Securities to be Registered

            Prospectus Supplement dated May 9, 2002 and Prospectus dated February 5, 2001 filed with the Commission on May 15, 2002 pursuant to Rule 424(b)(2) are incorporated by reference herein.


Item 2. Exhibits

        1.1* Form S-3 Registration Statement No. 333-53688 filed with the Commission on January 12, 2001.

        1.2* Amendment No. 1 to the Form S-3 Registration Statement No. 333-53688 filed with the Commission on January 30, 2001.

        1.3* Form 424B5 Registration Statement No. 333-53688 filed with the Commission on May 9, 2002.

        1.4* Form 424B2 Registration Statement No. 333-53688 filed with the Commission on May 15, 2002.

        *  Previously filed.





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                                 SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           CIT EQUIPMENT COLLATERAL 2002-VT1

                                           By: CIT FINANCIAL USA, INC.
                                               as Servicer


                                           By: /s/ Eric S. Mandelbaum
                                               --------------------------
                                               Name:  Eric S. Mandelbaum
                                               Title: Vice President


Dated:  May 31, 2002